Exhibit-99(d)
THE GABELLI GLOBAL DEAL FUND
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT-		Custodian

TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.
For value Received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

Common Shares

of Beneficial Interest represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________
Attorney

to transfer the said shares on the books of the within-named Fund, with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720 PROOF OF NOVEMBER 2, 2006 THE GABELLI GLOBAL DEAL FUND TSB 25290 BK
SALES: J. NAPOLITANO 631-253-3206	Operator: ANTHONY
/ ETHER 7 / LIVE JOBS / G / GABELLI GLOBAL 25290 BK	New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ______ OK AS IS ______ OK WITH CHANGES ______ MAKE CHANGES AND SEND ANOTHER PROOF